The Way Ahead: Creating Long-Term Shareholder Value Investor and Analyst Forum February 27, 2014

2 This presentation contains forward-looking statements as defined by United States securities laws, including statements relating to our goals and expectations regarding our business, financial and capital condition, results of operations, investment portfolio performance and strategies, the financial and market outlook, governmental and regulatory initiatives and developments, and the business environment. Forward-looking statements are often, but not always, identified by such forward-looking terminology as "plan," "expect,“ ”intend,” “forecast,” “outlook," "believe," "anticipate," "estimate," "seek," "may," "will," "trend," "target," "strategy" and "goal," or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to February 27, 2014. Important factors that may affect future results and outcomes include, but are not limited to: the financial strength and continuing viability of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposure, including, for example, the direct and indirect effects on counterparties of the sovereign-debt risks in the U.S., Europe and other regions; increases in the volatility of, or declines in the level of, our net interest revenue, changes in the composition or valuation of the assets recorded in our consolidated statement of condition (and our ability to measure the fair value of investment securities) and the possibility that we may change the manner in which we fund those assets; the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities and inter-bank credits, and the liquidity requirements of our clients; the level and volatility of interest rates and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally; the credit quality, credit-agency ratings and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other- than-temporary impairment of the respective securities and the recognition of an impairment loss in our consolidated statement of income; our ability to attract deposits and other low-cost, short-term funding, and our ability to deploy deposits in a profitable manner consistent with our liquidity requirements and risk profile; the manner and timing with which the Federal Reserve and other U.S. and foreign regulators implement the Dodd-Frank Act changes to the Basel III capital framework and European legislation, such as the Alternative Investment Fund Managers Directive and Undertakings for Collective Investment in Transferable Securities Directives, with respect to the levels of regulatory capital we must maintain, our credit exposure to third parties, margin requirements applicable to derivatives, banking and financial activities and other regulatory initiatives in the U.S. and internationally, including regulatory developments that result in changes to our structure or operating model, increased costs or other changes to how we provide services; adverse changes in the regulatory capital ratios that we are required or will be required to meet, whether arising under the Dodd-Frank Act or the Basel III capital and liquidity standards, or due to changes in regulatory positions, practices or regulations in jurisdictions in which we engage in banking activities, including changes in internal or external data, formulae, models, assumptions or other advanced systems used in the calculation of our capital ratios that cause changes in those ratios as they are measured from period to period; increasing requirements to obtain the prior approval of the Federal Reserve or our other regulators for the use, allocation or distribution of our capital or other specific capital actions or programs, including acquisitions, dividends and equity purchases, without which our growth plans, distributions to shareholders, equity purchase programs or other capital initiatives may be restricted; changes in law or regulation, or the enforcement of law or regulation, that may adversely affect our business activities or those of our clients or our counterparties, and the products or services that we sell, including additional or increased taxes or assessments thereon, capital adequacy requirements, margin requirements and changes that expose us to risks related to the adequacy of our controls or compliance programs; financial market disruptions or economic recession, whether in the U.S., Europe, Asia or other regions; our ability to promote a strong culture of risk management, operating controls, compliance oversight and governance that meet our expectations and those of our clients and our regulators; the results of, and costs associated with, government investigations, litigation, and similar claims, disputes, or proceedings; delays or difficulties in the execution of our previously announced Business Operations and Information Technology Transformation program, which could lead to changes in our estimates of the charges, expenses or savings associated with the planned program and may cause volatility of our earnings; the potential for losses arising from our investments in sponsored investment funds; the possibility that our clients will incur substantial losses in investment pools for which we act as agent, and the possibility of significant reductions in the liquidity or valuation of assets underlying those pools; our ability to anticipate and manage the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products; the credit agency ratings of our debt and depository obligations and investor and client perceptions of our financial strength; adverse publicity, whether specific to State Street or regarding other industry participants or industry-wide factors, or other reputational harm; our ability to control operational risks, data security breach risks and outsourcing risks, and our ability to protect our intellectual property rights, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will prove insufficient, fail or be circumvented; dependencies on information technology and our ability to control related risks, including cyber-crime and other threats to our information technology infrastructure and systems and their effective operation both independently and with external systems, and complexities and costs of protecting the security of our systems and data; our ability to grow revenue, control expenses, attract and retain highly skilled people and raise the capital necessary to achieve our business goals and comply with regulatory requirements; changes or potential changes to the competitive environment, including changes due to regulatory and technological changes, the effects of industry consolidation, and perceptions of State Street as a suitable service provider or counterparty; changes or potential changes in how and in what amounts clients compensate us for our services, and the mix of services provided by us that clients choose; our ability to complete acquisitions, joint ventures and divestitures, including the ability to obtain regulatory approvals, the ability to arrange financing as required and the ability to satisfy closing conditions; the risks that our acquired businesses and joint ventures will not achieve their anticipated financial and operational benefits or will not be integrated successfully, or that the integration will take longer than anticipated, that expected synergies will not be achieved or unexpected negative synergies will be experienced, that client and deposit retention goals will not be met, that other regulatory or operational challenges will be experienced and that disruptions from the transaction will harm our relationships with our clients, our employees or regulators; our ability to recognize emerging needs of our clients and to develop products that are responsive to such trends and profitable to us, the performance of and demand for the products and services we offer, and the potential for new products and services to impose additional costs on us and expose us to increased operational risk; changes in accounting standards and practices; and changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2013 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this presentation speak only as of the date hereof, February 27, 2014, and we do not undertake efforts to revise those forward-looking statements to reflect events after that date. FORWARD-LOOKING STATEMENTS

3 AGENDA 12:30 – 12:50 p.m. OUR ADVANTAGE – Jay Hooley Chairman, President and Chief Executive Officer 12:50 – 1:30 p.m. BUILDING ON OUR STRONG CORE – Mike Rogers Head of Global Markets and Global Services Americas – Scott Powers Head of State Street Global Advisors – Wai-Kwong Seck Head of Global Markets and Global Services, Asia-Pacific – Question and Answer Session

4 AGENDA 1:30 – 2:00 p.m. INVESTING IN OPPORTUNITIES FOR GROWTH – Christopher Perretta Chief Information Officer – Jack Klinck Head of Global Strategy and New Ventures – Martine Bond Head of Trading and Clearing – Question and Answer Session 2:00 – 2:25 p.m. FINANCIAL OVERVIEW – Mike Bell Chief Financial Officer 2:25 – 3:00 p.m. CLOSING REMARKS / QUESTION AND ANSWER SESSION – Jay Hooley Chairman, President and Chief Executive Officer 3:00 p.m. FORUM CONCLUDES

OUR ADVANTAGE Jay Hooley Chairman, President & Chief Executive Officer

6 1 Goals presented on an operating basis, a non-GAAP presentation. Refer to appendix included with this presentation for explanations of our non-GAAP measures OUR ADVANTAGE: A FOCUSED STRATEGY LONG-TERM SHAREHOLDER VALUE Operating-Basis1 Financial Goals: EPS Growth of 10-15%, Revenue Growth of 8-12% and ROE of 12-15% BUILDING ON OUR STRONG CORE ACHIEVING A DIGITAL ENTERPRISE INVESTING IN OPPORTUNITIES FOR GROWTH OPTIMIZING CAPITAL Aligning solutions with client needs, continuing to innovate, capturing value and improving efficiency Driving greater transformation that benefits clients and our shareholders Acting on changes in the market to fuel expansion of products and services and the markets we serve Adapting to new rules and optimizing returns for shareholders TALENT, CULTURE AND INNOVATION

7 Data as of, or for the year ended December 31, 2013, as appropriate OUR ADVANTAGE: BUILDING ON OUR STRONG CORE Transitioning to a more integrated sales approach by sector Capturing full value of client relationships Developing innovative new products and services Leveraging technology leadership for speed and efficiencies Focusing on fast-growing markets KEY DEVELOPMENTS AMERICAS ● AUC/A: $20.77T ● Revenue: $5.91B ● AUM: $1.46T EUROPE, MIDDLE EAST, AFRICA ● AUC/A: $5.51T ● Revenue: $3.12B ● AUM: $560B ● AUC/A: $1.15T ● Revenue: $857M ● AUM: $329B ASIA-PACIFIC EXTENSIVE GLOBAL FOOTPRINT Our Powerful Global Franchise Sets Us Apart in Meeting the Needs of Institutional Investors

8 OUR ADVANTAGE: ACHIEVING A DIGITAL ENTERPRISE Process Automation and Standardization Workforce Optimization: Centers of Excellence Leveraging Lower-Cost Locations Integrating Private Cloud Infrastructure Digital Enterprise ● Speed and Agility ● Data Services ● Increased Efficiency Industry-Leading Platform for Innovation

9 1 McKinsey, (Sep. 2012); 2 Towers Watson, Global Pension Assets Study 2012, (Jan 2012) OUR ADVANTAGE: INVESTING IN OPPORTUNITIES FOR GROWTH TREND DRIVEN BY AREAS OF INVESTMENT Globalization ● Ongoing globalization of investment and distribution channels ● 40% of the growth in financial assets will come from emerging markets over the next decade1 ● Global expansion and integrated servicing platforms ● Additional solutions to cross sell Retirement Savings ● Evolution of retirement savings schemes: over last decade, defined contribution (DC) grew from 38% to 43% of global pension assets and trend is expected to continue2 ● Comprehensive investment management solutions including target-date funds Regulation and Complexity ● Demand for transparency and increased complexity in operating models of asset owners and asset managers ● Leveraging middle office leadership to address clients’ need for improved data and analytics

10 OUR ADVANTAGE: OPTIMIZING CAPITAL INVESTING IN GROWTH RETURNING CAPITAL TO SHAREHOLDERS ● Focus on strategic initiatives ● Enhance client service with new revenue producing capabilities ● Invest in new technology ● Pursue select small acquisitions to add capabilities, subject to regulatory approval ● Optimize capital structure in light of new and emerging rules ● Prioritize return to shareholders through common stock purchases and dividends ● Target common stock dividends to be 20-25% of operating-basis income1 Balancing Investing in Business with Shareholder Returns 1 Presented on an operating basis, a non-GAAP presentation. Refer to appendix included with this presentation for explanations of our non-GAAP measures

BUILDING ON OUR STRONG CORE Mike Rogers Head of Global Markets and Global Services Americas Wai-Kwong Seck Head of Global Markets and Global Services, Asia-Pacific Scott Powers Head of State Street Global Advisors

12 BUILDING ON OUR STRONG CORE LEADERSHIP ACROSS KEY CLIENT SEGMENTS AND MARKETS DRIVING ATTRACTIVE GROWTH IN OUR CORE BUSINESSES ENABLING FUTURE SUCCESS THROUGH INNOVATIVE PRODUCT EXPANSION FOCUSED VIEW ON INDUSTRY TRENDS AND BEING FIRST-MOVERS IN IMPORTANT GROWTH AREAS TARGETING OPPORTUNITIES IN STRATEGIC MARKETS GLOBALLY

13 US MUTUAL FUNDS1 MIDDLE OFFICE2 US PENSION FUNDS3 Sources: 1 Mutual Funds - State Street Global Business Reporting, Investment Company Institute; 2 Middle Office - State Street December 2013, Scrip Issue Global Report; 3 Pension Funds - State Street Global Business Reporting, Money Market Directories; 4 Hedge Funds - State Street December 2013, Hedge Fund Research STRONG INDUSTRY LEADERSHIP POSITIONS FOR FUTURE GROWTH ● Launching new product capabilities – Extend enhanced custody offering – Capture continued growth in ETF servicing market – Offer currency hedging capabilities – Support clients’ risk management needs with collateral servicing – Expand our regulatory compliance solutions ● Supporting evolving complexity of the asset owner operating model ● Expanding presence in alternative investment markets CONTINUOUS PRODUCT EXPANSION AND INNOVATION HEDGE FUNDS4 BUILDING ON OUR STRONG CORE MARKET SHARE STT 47% 53% Other Providers STT 56% 44% Other Providers STT 31% 69% Other Providers STT 31% 69% Other Providers

14 Sources: 1 Hedge Fund Market - Hedge Fund Research, January 2014; Private Equity Market - Preqin, Jan 2014; Real Estate Market – Towers Watson, July 2013; PI Online (2005-2008). As of period end; 2 Acquisitions: 2007: Palmeri $35B, Investors Financial $170B, 2010: Mourant $170B, 2012: GSAS $200B; 3 McKinsey Asset Management Growth Model, McKinsey Asset Management Survey AN EARLY MOVER IN ALTERNATIVES: ASSET GROWTH AT MORE THAN TWICE THE RATE OF THE MARKET BUILDING ON OUR STRONG CORE ALTERNATIVE INVESTMENTS MARKET1 STATE STREET ALTERNATIVE INVESTMENT SOLUTIONS2 AUA ($B) $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 2005 2006 2007 2008 2009 2010 2011 2012 2013 $500B $451B $443B $654B $816B $1.12T $139B $203B $1.25T $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 $8,000 $9,000 2005 2006 2007 2008 2009 2010 2011 2012 2013 Hedge Private Equity Real Estate $2.6T $4.7T $3.5T $4.4T $5.7T $5.2T $6.5T $6.7T $7.7T Asset Growth Through Acquisition ($B) Alternative Fund Assets are Projected to Grow by 12% from 2012 to 20153

BUILDING ON OUR STRONG CORE

A SUBSTANTIAL MARKET OPPORTUNITY WITHIN ALTERNATIVES REMAINS UNTAPPED

ALTERNATIVE MARKET SEGMENTS

HEDGE FUNDS | PRIVATE EQUITY | REAL ESTATE


70%
30%
30%
70%
12%
88%
Outsourced
Insourced

$2.6T MARKET[1] | $3.5T MARKET[2] | $1.6T MARKET[3]

KEY STATE STREET CAPABILITIES

- Single global front-to-back office platform
- Integration of GSAS largely complete; expansion of strong client base and retention of key talent
- Established presence in Shanghai; servicing Qualified Domestic Limited Partnerships (QDLPs)
- Cross-selling capabilities including extension of enhanced custody for client risk diversification
- Expanding credit services; evolving products to provide optimal solution for clients
- Enhancing client reporting; introduction of solutions supporting investors' needs for transparency
- Supporting market convergence

We Service More Than 45% of the Top 50 Alternative Managers Globally[4]

Sources: [1] Hedge Fund Market - Hedge Fund Research, January 2014; [2] Private Equity Market - Preqin, Jan 2014; [3] Real Estate Market - Towers Watson, July 2013; [4] Hedge Fund Intelligence July 2013, Towers Watson July 2013

STATE STREET.

15

16 ● Expand market share and deepen relationships with new and existing clients ● Continue to invest in platforms and solutions aligned to long-term growth trends ● Drive growth through innovative product expansion AREAS OF STRATEGIC FOCUS FOR 2014 AND BEYOND State Street’s Success BUILDING ON OUR STRONG CORE

17 35% 27% 28% 24% 18% 16% 14% 23% 5% 10% 2010 2020 US Developed Europe Other Developed Other Emerging China $85T $174T Global Institutional AUM Sources: McKinsey Global Asset Management Growth Model; The Economist, AT Kearney; Bloomberg; BP; dotMobi; Fortune; IMF; UBS; UN; World Bank; World Steel Association; WTO; ICI ASIA-PACIFIC REGION IS EXPECTED TO GENERATE ~40% OF GLOBAL INSTITUTIONAL ASSET GROWTH BY 2020 APAC 42% North America 23% Developed Europe 19% Latin America 8% Middle East 5% Africa 2% Eastern Europe 1% BUILDING ON OUR STRONG CORE Asia-Pacific Growth Expected to Outpace Other Developed Markets Share of Absolute Global Institutional Asset Growth by Geography (% 2010-2020) DRIVER OF ASSET GROWTH IS SHIFTING FROM DEVELOPED TO EMERGING MARKETS ASIA-PACIFIC PROJECTED TO GENERATE $37T ADDITIONAL INSTITUTIONAL ASSETS BY 2020

18 South Korea Taiwan Australia New Zealand Japan China Hong Kong Macau Brunei Malaysia Singapore Indonesia East Timor India Thailand Philippines 1 In some markets, State Street has multiple operations centers and/or client management offices 2 Refers to Investment Trust Management funds (a.k.a., the collective funds) in Japan All data as of December 31, 2013 WE HAVE MORE THAN 30 YEARS OF SUCCESS IN ASIA-PACIFIC REGION Client Management Center Client Location Operations Center BUILDING ON OUR STRONG CORE DIVERSE CLIENT BASE ● More than 200 clients in 16 countries EXTENSIVE GEOGRAPHIC REACH ● 11 client management and 12 operations centers ● More than 3,600 employees LARGE SCALE AND SCOPE ● $1.15T AUCA; $329B AUM ● Full suite of solutions for more than 3,000 portfolios CONTINUOUS INNOVATION ● Alternative investment servicing ● Middle office servicing ● Full service solution for Japan ITM2 funds

19 ● Broaden Service Offerings to Core Client Base – Official Institutions, pensions, asset managers, alternatives and insurance ● Deepen Presence in Fast-Growing Market Segments – Australian Superannuation, Japanese Investment Trust Management funds (ITM), Asian collective funds, electronic trading ● Expand Product Sets and Geography to Cross-Sell to Existing Clients – Middle office outsourcing, hedge fund services, real estate services, enhanced custody ● Position for Emerging Opportunities Especially in China – RMB Qualified Foreign Institutional Investors scheme (RQFII) and China- HK Mutual Recognition AREAS OF STRATEGIC FOCUS FOR 2014 AND BEYOND BUILDING ON OUR STRONG CORE

BUILDING ON OUR STRONG CORE

SSGA IS WELL POSITIONED FOR GROWTH IN 2014 AND BEYOND

$2.3 TRILLION[1] IN ASSETS UNDER MANAGEMENT



Alternative Investments[2]
$124B
Cash[3]
$385B
Equity
$1,376B
Fixed Income
$327B
Multi Asset Class Solutions[4]
$133B

MARKET LEADERSHIP[5]

- No. 2 Global Index Manager
- No. 2 ETF Manager
- No. 3 Cash Manager

CLIENTS

- ~3,300 clients globally
- ~40% of Top 100 institutions globally
- 55% of clients use two or more strategies
- 71% of 2013 new business came from existing SSgA clients

STRONG 2013 RESULTS

- 11% management fee revenue growth compared to 2012
- Approximately 200 bps of positive operating leverage[6,7], for the year ended December 31, 2013 compared to 2012
- Approximately 130 bps operating margin expansion compared to 2012[7]

Active, Enhanced, Fundamental, Passive and Multi-Asset Class Solutions

All data as of December 31, 2013, unless otherwise noted

[1] This AUM includes the assets of SPDR® Gold ETF (approx. $31B as of December 31, 2013), for which State Street Global Markets, LLC, an affiliate of SSgA, serves as the distribution agent; [2] Includes real estate investment trusts, currency and commodities, including SPDR® Gold ETF for which State Street is not the investment manager, but acts as a distribution agent; [3] Includes both floating- and constant-net-asset-value portfolios held in commingled structures or separate accounts; [4] Assets in multi-asset class solutions are not counted in the underlying asset class;[5] Source: Pension & Investments Index Manager Ranking (2012), Blackrock ETP Landscape (January 2014), Pension & Investments Cash Management Ranking (2011); [6] Operating leverage is defined as the rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis; [7] Operating-basis results presented exclude $85 million and $14 million of credits related to gains and recoveries associated with Lehman Brothers-related assets for the years ended December 31, 2013 and 2012, respectively. Refer to appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information

STATE STREET

20

21 $1.1T $1.4T $1.5T $1.9T $2.4T $0.5 $0.7 $0.9 $1.1 $1.3 $1.5 $1.7 $1.9 $2.1 $2.3 $2.5 2009 2010 2011 2012 2013 1 Source: BlackRock ETP Landscape, January 2014 WE ARE A LEADING SPONSOR OF EXCHANGE-TRADED FUNDS SPDR® ETF Revenue CAGR of 29% Outperformed Market Growth For the Five-Year Period Ending in 2013 Powerful Brand Record ETF AUM (as of Dec. 31, 2013) $399B New Product Introductions Launched 85 new ETF products since January 2011 at an average total expense ratio of 39bps ● North America: 34 ● EMEA: 41 ● APAC: 10 New ETFs include: ● Blackstone/GSO Senior Loan ● Ultra Short Term Bond ● MFS Actively managed ETF’s ● MSCI Beyond BRIC ● S&P Global Dividend ● Russell Low Volatility ETF’s OUR STRATEGY IS FOCUSED TO GROW REVENUE YIELD GLOBAL MARKET SIZE ETFs/OTHER EXCHANGE-TRADED PRODUCTS1 BUILDING ON OUR STRONG CORE ($T)

22 1 Source: McKinsey’s 2013 Asset Management Report AREAS OF STRATEGIC FOCUS FOR 2014 AND BEYOND CONTINUED EXPANSION OF ETF PRODUCTS AND DISTRIBUTION CAPABILITIES ● Expanding geographic reach through broader distribution and product development with plans to introduce 30 to 50 new products through 2015 ● $8.4B of European SPDR® assets at December 31, 2013 representing growth of 145% CAGR over the past three years EXPANDED DISTRIBUTION THROUGH THE U.S. RETAIL INTERMEDIARY MARKET ● U.S. intermediary market accounts for 50% of U.S. assets, 25% of global assets, and is projected to grow at an 8% CAGR through 20171 ● Investing in marketing and distribution team, with a plan to double total headcount to 94 by the end of 2014 BUILDING ON OUR STRONG CORE CONTINUED INVESTMENT IN MULTI-ASSET CLASS SOLUTIONS ● Developing innovative products leveraging multi-asset class portfolios, research and advice ● Multi-asset class solutions AUM growth of 25% CAGR over past three years ● Target Date Fund AUM growth of 38% CAGR over past three years Focused on Expanding Position in Fast-Growing Segments of the Market

23 BUILDING ON OUR STRONG CORE LEADERSHIP ACROSS KEY CLIENT SEGMENTS AND MARKETS DRIVING ATTRACTIVE GROWTH IN OUR CORE BUSINESSES ENABLING FUTURE SUCCESS THROUGH INNOVATIVE PRODUCT EXPANSION FOCUSED VIEW ON INDUSTRY TRENDS AND BEING FIRST-MOVERS IN IMPORTANT GROWTH AREAS TARGETING OPPORTUNITIES IN STRATEGIC MARKETS GLOBALLY

ACHIEVING A DIGITAL ENTERPRISE AND INVESTING IN OPPORTUNITIES FOR GROWTH Christopher Perretta Chief Information Officer Jack Klinck Head of Global Strategy and New Ventures Martine Bond Head of Trading and Clearing

25 ACHIEVING A DIGITAL ENTERPRISE AND INVESTING IN OPPORTUNITIES FOR GROWTH INVESTING TO PROVIDE CLIENTS WITH VALUE-ADDED AND INNOVATIVE SOLUTIONS COMPLEX REGULATORY COMPLIANCE ENVIRONMENT GENERATES OPPORTUNITIES KEY AREAS OF INVESTMENT FOR CLIENTS INCLUDE: – A Digital Enterprise – Data and Analytics Capabilities – Enhanced Electronic Trading Platforms and Risk Management Tools

26 1 The full run-rate effect of the pre-tax expense savings is not expected to be achieved until 2015. Data is based on the approximate mid-point of the range of the estimated pre-tax, run-rate expense savings of $575MN-$625MN at the end of 2014, for full effect in 2015. Estimated pre-tax expense savings relate only to the Business Operations and Information Technology Transformation program and are based on projected improvement from total 2010 operating expenses, all else being equal. Actual total expenses of the Company have increased since 2010, and may in the future increase or decrease, due to other factors BUSINESS OPERATIONS AND IT TRANSFORMATION PROGRAM REMAINS ON TRACK ● 8 Operational Centers of Excellence employing improved tools and processes ● Patented cloud technology running 142 applications with 25 data intensive applications moved to data appliances ● 100 applications retired via operational rationalization ● Globally balanced workforce leveraging worldwide partners ● Improved data insights supportive of control and customer demand ● Acceleration of time-to-market ● Expect to achieve $130M of incremental pre-tax expense savings in 20141 OUTCOMES Business Operations ● Process transformation and standardization ● Automation of key business processes ● Centers of Excellence in a globally balanced model Information Technology ● New technology architecture ● Private cloud ● Workforce optimization LEVERS ACHIEVING A DIGITAL ENTERPRISE Expect to Achieve $575M-$625M in Pre-Tax, Run-Rate Expense Savings by 20151

27 BEYOND TRANSFORMATION: A VISION OF A DIGITAL ENTERPRISE FUELED BY TRANSFORMATIVE TECHNOLOGY INVESTMENTS ● Non-stop operation for fully digitized processes Piloting now Cloud State Street Multi-Asset Class Servicing Framework Proprietary Data External Data Configurable Data Assets for: ● Analytics ● Regulatory reporting ● Process control ● System integration ● Massively parallel computations for valuation and analytics ● Reinvention of “system building” ● Industrialized “Agile” methods ● IT process automation ● Multi-asset class, servicing framework ● Integration with external clouds and data sources ● Seamless global operations ● Increased efficiency ● Integrated customer operations ● Unified data assets, analytics ● More resilient infrastructure ● Configurable to drive performance and regulatory needs ● Built for change ● Speed to market ● Real time, custom insights ● Global transparency ● Digital business control structures ACHIEVING A DIGITAL ENTERPRISE

28 INVESTING IN OPPORTUNITIES FOR GROWTH WE ARE UNIQUELY POSITIONED TO OFFER DIFFERENTIATED SOLUTIONS ● We have deep relationships with the world’s largest asset managers ● We have the largest middle office market share with $10.8T in outsourced assets under administration ● We have a global footprint that reflects our client base and we operate in more than 100 geographic markets worldwide ● We are a pioneer in electronic trading technologies

29 KEY INSTITUTIONAL INVESTOR PAIN POINTS OUR SOLUTIONS ● Derivatives capabilities to support new central clearing requirements and global interconnectivity End-to-end derivatives solutions that address new market structure ● Collateral management solutions to manage counterparty credit exposure on a global basis Global platform to track, report and optimize collateral ● Risk analytics to support new investment strategies across complex and multi-asset class portfolios Workflow solutions, and multi-asset class risk and compliance tools ● Electronification of trading must support dynamic strategies and the related volumes of additional data Advanced execution platforms to quickly act on ideas WE ARE ADDRESSING KEY CHALLENGES FOR OUR CLIENTS INVESTING IN OPPORTUNITIES FOR GROWTH

30 MULTI-ASSET CLASS RISK MANAGEMENT SOLUTION WE ARE ADDRESSING KEY CHALLENGES FOR OUR CLIENTS: CASE STUDY CLIENT DESCRIPTION Large, public pension managing their state’s retirement system CLIENT OBJECTIVE Measure and report risk across all assets • Client struggled with data management, particularly aggregating data from traditional and alternative asset managers • For greater transparency into their alternative investments, client wanted to implement a risk management framework to more effectively manage their portfolio Working closely with this client to understand their data and risk management needs, our risk services group developed a cohesive solution that delivered: • A data management framework that aggregates data from both the custodian and external managers • A custom risk reporting package with a dynamic reporting tool THEIR CHALLENGE OUR SOLUTION THE RESULT With our support, the client now receives a custom, monthly risk reporting package for both traditional and alternative assets Using this monthly report, the client has better transparency into their assets. They also benefit from risk oversight into their managers, including relative risk measurements Our total plan risk measurement solution helps with asset allocation decision-making INVESTING IN OPPORTUNITIES FOR GROWTH

31 ACHIEVING A DIGITAL ENTERPRISE AND INVESTING IN OPPORTUNITIES FOR GROWTH INVESTING TO PROVIDE CLIENTS WITH VALUE-ADDED AND INNOVATIVE SOLUTIONS COMPLEX REGULATORY COMPLIANCE ENVIRONMENT GENERATES OPPORTUNITIES KEY AREAS OF INVESTMENT FOR CLIENTS INCLUDE: – A Digital Enterprise – Data and Analytics Capabilities – Enhanced Electronic Trading Platforms and Risk Management Tools

FINANCIAL OVERVIEW Michael W. Bell

33 FINANCIAL OVERVIEW1 2013 RESULTS 2014 OUTLOOK AND UNDERLYING ASSUMPTIONS EVOLVING REGULATORY ENVIRONMENT AND CAPITAL STRUCTURE LONG-TERM FINANCIAL OBJECTIVES 1The information in this Financial Overview (slides 34-44), as well as other information in this presentation, contains statements that are considered “forward-looking statements” within the meaning of U.S. securities laws. Forward-looking statements are based on our current expectations and estimates, such as those concerning financial performance, capital, the regulatory environment (including, in particular, the impact of effective, pending, proposed and contemplated capital and liquidity regulations and interpretations thereof), market trends, growth and interest rates, new technologies, services and opportunities, acquisitions, joint ventures and divestitures, and earnings, management's confidence in our strategies and other matters that do not relate strictly to historical facts. These forward-looking statements involve certain risks and uncertainties which could cause actual results to differ materially. We undertake no obligation to revise the forward-looking statements contained in this Financial Overview to reflect events after the time of this presentation. Additional information about forward-looking statements and related risks and uncertainties is provided on slide 2 of this presentation and in our SEC filings

34 1 Results presented on an operating basis, a non-GAAP presentation. Refer to appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information 2 Estimated pre-tax expense savings relate only to the Business Operations and Information Technology Transformation program and are based on projected improvement from total 2010 operating expenses, all else being equal. Actual total expenses of the Company have increased since 2010, and may in the future increase or decrease, due to other factors 3 Operating leverage is defined as the rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis DELIVERED STRONG FULL-YEAR 2013 OPERATING- BASIS (NON-GAAP) FINANCIAL RESULTS1 STRONG FINANCIAL RESULTS ● EPS of $4.54 increased 14.9% from 2012 ● Revenue of $10.0B increased 3.3% from 2012 ● Fee revenue of $7.7B increased 7.4% from 2012 KEY FINANCIAL METRICS ● Achieved $220M in incremental pre-tax expense savings related to our Business Operations and IT Transformation Program2 ● Net interest margin (NIM) decreased to 129 basis points for full-year 2013, excluding the impact of a municipal security that was previously impaired, from 146 basis points in 2012 ● Net interest revenue (NIR) declined by $158M compared to 2012, excluding the impact of a municipal security that was previously impaired ● Avg. diluted shares outstanding decreased to 455.2M shares from 481.1M in 2012 ● Pre-tax operating margin of 30.1% increased 100 basis points from 2012 ● ROE increased to 10.3% from 9.7% in 2012 FINANCIAL OVERVIEW Achieved Positive Operating Leverage of 171 bps Compared to Full-Year 20123

35 ● Full-year 2014 operating-basis revenue growth of 3-5% compared to 2013, under the following assumptions: – Strong execution of our top priorities – Modest improvement in market interest rates later in 2014 – Equity markets to remain close to year-end 2013 levels for full-year 2014 – Improvement in market conditions for both our securities finance and trading businesses ● Continue diligent expense control and invest in long-term growth initiatives – Target positive operating leverage for full-year 20142 – Expect to achieve an incremental $130M in pre-tax expense savings from our Business Operations and IT Transformation program3 – Will continue to invest in growth initiatives – Expect upward pressure on regulatory compliance costs ● First-quarter 2014 compensation and employee benefits expense related to retirement-eligible employees and payroll taxes expected to increase – Incremental amount attributed to equity compensation for retirement-eligible employees and payroll taxes to be approximately $150M, compared to $118M in 2013 ● Operating-basis1 effective tax rate to be relatively unchanged from 2013 ● Optimization of strong capital position and return of capital to shareholders 1 Expectations presented on an operating basis, a non-GAAP presentation. Refer to appendix included with this presentation for explanations of our non-GAAP financial measures 2 Operating leverage is defined as the rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis 3 Estimated pre-tax expense savings relate only to the Business Operations and Information Technology Transformation program and are based on projected improvement from total 2010 operating expenses, all else being equal. Actual total expenses of the Company have increased since 2010, and may in the future increase or decrease, due to other factors 2014 OUTLOOK1: FOCUSING ON KEY PRIORITIES EXPECTATIONS FINANCIAL OVERVIEW

36 EXPECTATION: 3-5% revenue growth compared to 2013 BASE ASSUMPTION: Average equity markets for full-year 2014 close to 2013 year-end levels 2014 OUTLOOK: REVENUE GROWTH SCENARIOS DEPENDENT UPON ENVIRONMENTAL FACTORS1 Investor Risk-taking 3% 5% Static Conservative No Increase in Volatility or Volumes Modest Improvement More Aggressive More Volatility and Volumes Market Interest Rates Capital Markets Activity FINANCIAL OVERVIEW 1 Expectations presented on an operating basis, a non-GAAP presentation. Refer to appendix included with this presentation for explanations of our non-GAAP financial measures 2 Operating leverage is defined as the rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis Note: Potential investor risk taking, market interest rates and capital markets activity scales presented are in reference to respective levels at December 31, 2013 Targeting Positive Operating Leverage2: Dependent on Amount and Mix of Revenue Growth

37 ● Continue to invest in long-term growth initiatives to maintain our market leadership position, including: – ETFs and intermediary distribution expansion – Advanced data and analytics – Electronic trading platforms and risk management tools – Derivatives clearing ● Expect return on these investments to contribute to the eventual achievement of our long-term financial objectives 2014 OUTLOOK: INVESTING IN OUR BUSINESS FOR FUTURE GROWTH AND PROFITABILITY FINANCIAL OVERVIEW

38 REGULATORY COMPLEXITY CONTINUES TO IMPACT EXPENSES ● Increased regulatory compliance and reporting impacting all of our businesses as new and complex regulations emerge ● Demands to keep pace with the evolving regulatory environment increasing – working toward compliance with new requirements, including: Dodd-Frank (e.g., Volcker and Recovery and Resolution), Alternative Investment Fund Managers Directive (AIFMD), and Basel capital and liquidity requirements, among others ● Currently estimate an increase in discrete spending in 2014 of approximately $30M-$40M over 2013 levels due to planned projects to address regulatory compliance, which will primarily impact the following expense lines: – Compensation and employee benefits (additional personnel to meet increased demands) – Information systems (to support new reporting requirements) – Other expenses (increased professional fees) 2014 OUTLOOK: HIGHER REGULATORY COMPLIANCE COSTS FINANCIAL OVERVIEW

39 FINANCIAL OVERVIEW 1 Results and expectations presented on an operating basis, a non-GAAP presentation. Refer to appendix included with this presentation for explanations of our non-GAAP financial measures 2 2013 adjusted operating-basis NIR assumption of $2,289M excludes $19M of NIR associated with a previously impaired municipal security that was recovered in the fourth quarter of 2013 3 Based on a 3% fed funds rate, 5% ten-year treasury rate, no excess deposits, 12/31/13 balance sheet composition and spreads 2014 OUTLOOK: NET INTEREST REVENUE (NIR) / NET INTEREST MARGIN (NIM) SCENARIO ANALYSIS1 Q4 2013 RESULTS ● Average interest-earning assets of $182.5B ● NIM of 125 basis points, excluding NIR of $19M associated with a municipal security that was previously impaired 2014 OUTLOOK ● Assuming modest improvement in market interest rates later in 2014: full-year NIR expected to be $25M-$50M lower than 2013 adjusted NIR2 of $2,289M ● Assuming static interest rates at 2013 year-end levels throughout 2014: full-year 2014 NIR expected to be $50M- $100M lower than 2013 adjusted NIR2 of $2,289M LONG-TERM NIM SCENARIOS ● “Return to Normal” Scenario3: If rates revert back to a 3% Fed Funds rate and a 5% ten-year Treasury rate, NIM would be expected to eventually increase to approximately 175-185 basis points after the portfolio has a chance to re- price at the higher levels, all else equal. This assumes the excess deposits leave when interest rates increase ● “Static Interest Rate” Scenario: If rates remained static at year-end 2013 levels, NIM would be expected to reach approximately 100 basis points in 2018, all else equal to December 31, 2013, including fourth-quarter 2013 average level of excess deposits – If excess deposits were eliminated, 2018 NIM would be approximately 10-15 basis points higher, all else equal to December 31, 2013 ● With current short-term interest rates near zero, we would expect to capture most of the benefit from an initial rise in interest rates Normalized Long-Term NIM Expected to be Approximately 175-185 Basis Points2,3

40 1, 2, 3 Footnotes provided on slide 50 4 G-SIB buffer is not yet proposed in the U.S.; currently assume a 1% buffer based on Financial Stability Board’s November 2013 assessment of G-SIBs, bringing total assumed minimum ratio, including buffer, to 8% EVOLVING REGULATORY CAPITAL REQUIREMENTS PRESENT INDUSTRY CHALLENGES BASEL III TIER 1 COMMON EQUITY RATIO1,2 ● We expect a minimum required Tier 1 Common Equity ratio of 8%, which will phase in through 2018 and be calculated on the more constraining of Basel III Advanced and Standardized Risk-Weighted Assets (RWA) approaches4 ● The Advanced RWA approach will be effective for the second quarter of 2014 when State Street exits the Basel III parallel run period; the Standardized RWA approach will be effective beginning on January 1, 2015 ● We currently intend to manage toward a 10% Tier 1 Common Equity ratio to provide a buffer above the 8% requirement ● As of December 31, 2013, our estimated Tier 1 Common Equity ratios were 10.1% (Standardized) and 11.8% (Advanced)1,2 BASEL III SUPPLEMENTARY LEVERAGE RATIO (SLR)1,3 ● The minimum SLR requirement under the final Basel Committee rule is 3%, while under the US enhanced SLR proposal, the minimum would be 5% for State Street Corporation and 6% for State Street Bank and Trust ● As of December 31, 2013, our estimated SLR under the proposed US rule was approximately 5.2% at the Corporation and 5.0% at the Bank ● We expect to be in full compliance by the proposed effective date of January 1, 2018 COMPREHENSIVE CAPITAL ANALYSIS AND REVIEW (CCAR) ● This year’s CCAR submission required more complicated quantitative modeling and additional complexity with respect to the qualitative aspects LIQUIDITY COVERAGE RATIO (LCR) AND ORDERLY LIQUIDATION AUTHORITY (OLA) ● LCR: May require additional holdings of high-quality liquid assets (HQLA); final rules will determine balance sheet and NIR/NIM impact ● OLA: May require additional debt issuance; Notice of Proposed Rulemaking (NPR) likely in 2014 FINANCIAL OVERVIEW

41 ● Basel III capital rules allow for non-common tier 1 equity (preferred equity) – Basel III risk-based capital: 1.5% of RWA • Currently, would equate to approximately $1.8B in preferred equity1 – SLR also benefits from the inclusion of preferred equity ● Lower-Cost Capital – Estimated 6-7% after-tax cost for preferred equity is lower than common equity EVOLVING CAPITAL STRUCTURE CREATES NEED FOR ADDITIONAL PREFERRED EQUITY FINANCIAL OVERVIEW Preferred Equity Issuance is a Step Toward Optimizing Our Capital Structure 1 Based upon RWA of $121.56 billion as of December 31, 2013, as calculated under the standardized approach

42 FINANCIAL OVERVIEW KEY DEPENDENCIES ● Reasonable outcome for regulatory capital rules ● Strong execution of our top priorities ● Successful completion of Business Operations and Information Technology Transformation program ● Normalization of market interest rates (3% Fed Funds rate and 5% ten-year Treasury rate) 1 Goals are presented on an operating basis, a non-GAAP presentation. Refer to appendix included with this presentation for explanations of our non-GAAP financial measures CONFIRMING LONG-TERM OPERATING-BASIS RETURN ON EQUITY GOAL OF 12-15%1 POTENTIAL RISKS ● Potential risks include the impact of final regulations on our capital requirements, including the SLR, LCR and OLA Long-term Operating-Basis ROE Target Range of 12-15% is Achievable Under Current Regulations but is Dependent Upon Final Capital Rules

43 FINANCIAL OVERVIEW 1 Goals are presented on an operating basis, a non-GAAP presentation. Refer to appendix included with this presentation for explanations of our non-GAAP financial measures 2 Operating leverage is defined as the rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis CONFIRMING LONG-TERM OPERATING-BASIS REVENUE AND EARNINGS PER SHARE GOALS1 REVENUE GOAL EPS GOAL Operating-Basis Growth of 8-12% Operating-Basis Growth of 10-15% COMPONENTS ● 4-5% Cross-sell to existing clients ● 2-3% New clients ● 1-2% Market growth ● 1-2% Acquisitions COMPONENTS ● Revenue growth ● Positive operating leverage2 ● Common stock purchases Dependent Upon Return to Normal Economic and Market Conditions as Well as a Reasonable Outcome for Regulatory Framework

44 ● In 2013, State Street grew operating-basis1 EPS by 15% and generated 171 basis points of positive operating leverage2 compared to 2012 ● We continued to control expense growth and delivered $220M in incremental pre-tax expense savings3 in 2013 from our Business Operations and IT Transformation program ● Despite continued headwinds, our outlook for 2014 is positive: – 3-5% operating-basis1 revenue growth compared to 2013 – Targeting positive operating leverage2 – Return of capital through common stock dividends and common stock purchases remains a key priority ● We are continuing to invest in longer-term growth initiatives ● We are well positioned to deliver shareholder value through our long-term financial objectives 1 Presented on an operating basis, a non-GAAP presentation. Refer to appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of historical operating-basis financial information 2 Operating leverage is defined as the rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis 3 Estimated pre-tax expense savings relate only to the Business Operations and Information Technology Transformation program and are based on projected improvement from total 2010 operating expenses, all else being equal. Actual total expenses of the Company have increased since 2010, and may in the future increase or decrease, due to other factors CONCLUSION: STATE STREET IS WELL POSITIONED FOR SUCCESS IN 2014 AND BEYOND FINANCIAL OVERVIEW

CLOSING REMARKS Jay Hooley Chairman, President & Chief Executive Officer

46 1 (i) Data for each of State Street Corporation (STT), The Bank of New York Mellon Corporation (BK) and Northern Trust Corporation (NTRS) is derived from the relevant company’s public filings, earnings announcements or related materials (individually or collectively, “publicly disclosed information”), (ii) data from the relevant company’s publicly disclosed information is presented on a non-GAAP basis, which presentation is described, at the discretion of the relevant company, in that company’s publicly disclosed information as “operating basis,” “operating,” “adjusted” or “non-GAAP” (individually or collectively, “non-GAAP presentation”); and (iii) each company’s non-GAAP presentation is calculated differently and therefore may not be comparable to other companies’ non-GAAP presentations. Please review each company’s publicly disclosed information for a description, to the extent contained therein, of that company’s non-GAAP presentation. WE HAVE CONSISTENTLY OUTPERFORMED OUR PRIMARY PEERS1 (%) (%) (%) PRE-TAX OPERATING MARGIN NET INTEREST MARGIN RETURN ON EQUITY 29 .2 29 .0 29 .1 30 .1 27 .5 24 .3 22 .3 24 .4 27 .0 23 .6 26 .2 26 .9 15 17 19 21 23 25 27 29 31 2010 2011 2012 2013 10 .4 9. 9 9. 7 10 .3 9. 8 9. 0 8. 8 8. 3 9. 9 8. 5 9. 3 9 .5 6 7 7 8 8 9 9 10 10 11 11 2010 2011 2012 2013 1. 68 1. 52 1. 46 1. 30 1. 70 1. 37 1. 21 1. 13 1. 41 1. 27 1. 22 1. 13 0.8 0.9 1.0 1.1 1.2 1.3 1.4 1.5 1.6 1.7 1.8 2010 2011 2012 2013 STT BK NTRS We are Well Positioned to Maintain Our Lead

47 Source: Bloomberg market data WE ARE DELIVERING SHAREHOLDER VALUE 1/11 4/11 7/11 10/11 1/12 4/12 7/12 10/12 1/13 4/13 7/13 10/13 1/14 -60% -40% -20% 0% 20% 40% 60% 80% STT 56% BK 11% NTRS 20% S&P FINL 42% Bank of New York Mellon Corp. Northern Trust Corp. S&P 500 / Financials State Street Corp. TOTAL SHAREHOLDER RETURN 1/1/2011 – 2/21/2014

48 1 Goals presented on an operating basis, a non-GAAP presentation. Refer to appendix included with this presentation for explanations of our non-GAAP measures WE HAVE A FOCUSED STRATEGY LONG-TERM SHAREHOLDER VALUE Operating-Basis1 Financial Goals: EPS Growth of 10-15%, Revenue Growth of 8-12% and ROE of 12-15% BUILDING ON OUR STRONG CORE ACHIEVING A DIGITAL ENTERPRISE INVESTING IN OPPORTUNITIES FOR GROWTH OPTIMIZING CAPITAL Aligning solutions with client needs, continuing to innovate, capturing value and improving efficiency Driving greater transformation that benefits clients and our shareholders Acting on changes in the market to fuel expansion of products and services and the markets we serve Adapting to new rules and optimizing returns for shareholders TALENT, CULTURE AND INNOVATION

APPENDIX

50 APPENDIX: FOOTNOTES TO SLIDE 40 1 Unless otherwise specified, all capital ratios referenced in this presentation refer to State Street and not State Street Bank and Trust Company, or State Street Bank. Refer to the appendix linked to this presentation for a further description of these ratios, and for reconciliations applicable to State Street's tier 1 common ratios presented in this presentation. 2 On July 2, 2013, the Federal Reserve issued a final rule to implement the Basel III framework in the U.S. Provisions of the Basel III final rule become effective under a transition timetable, which began on January 1, 2014. We were notified by the Federal Reserve on February 21, 2014 that we will be required to begin using the advanced approaches framework as provided in the July 2013 final rule, referred to as the “advanced approach”, in the determination of our risk-based capital requirements, beginning with the second quarter of 2014. Under July 2013 Basel III the final rule, the lower of State Street’s tier 1 common ratio calculated under the advanced approach, and under the Basel III standardized approach, referred to as the standardized approach, will be State Street’s effective tier 1 common ratio used in connection with the assessment of its capital adequacy for regulatory purposes. The estimated pro forma Basel III tier 1 common ratios presented in this presentation as of December 31, 2013 are preliminary estimates by State Street, calculated in conformity with the advanced and standardized approaches in the July 2013 Basel III final rule. Each of these calculations reflects tier 1 common equity calculated under the July 2013 Basel III final rule as applicable on its January 1, 2014 effective date and is based on State Street's present interpretations, expectations and understanding of the July 13, 2013 Basel III final rule as of February 27, 2014. The estimated pro forma Basel III tier 1 common ratio as of December 31, 2013, calculated in conformity with the advanced approach in the July 2013 final rule, reflects calculations and determinations with respect to State Street's capital and related matters as of December 31, 2013, based on State Street and external data, quantitative formulae, statistical models, historical correlations and assumptions, collectively referred to as “advanced systems”, in effect and used by State Street for those purposes as of January 24, 2014. Significant components of these advanced systems involve the exercise of judgment by State Street and its regulators, and these advanced systems may not accurately represent or calculate the scenarios, circumstances, outputs or other results for which they are designed or intended. Due to the influence of changes in these advanced systems, whether resulting from changes in data inputs, regulation or regulatory supervision or interpretation, State Street-specific or market activities or experiences or other updates or factors, State Street expects that its advanced systems and its capital ratios calculated in conformity with the Basel III framework will change and may be volatile over time, and that those latter changes or volatility could be material as calculated and measured from period to period. Refer to the appendix to this presentation for information concerning the specified capital ratios and for reconciliations of State Street's estimated pro forma Basel III tier 1 common ratios to the tier 1 common ratio calculated using currently applicable regulatory requirements under Basel I rules. 3 On July 9, 2013, the Federal Reserve and the FDIC issued an NPR proposing to enhance leverage ratio standards for U.S. bank holding companies with at least $700B in consolidated total assets or at least $10T in total assets under custody, and their insured depository institution subsidiaries. If adopted, these enhanced standards would apply to State Street and State Street Bank, and would require State Street and State Street Bank to maintain Basel III supplementary leverage ratios of at least 5% and 6%, respectively, in order to avoid specified restrictions on capital distributions and other consequences. These proposed enhancements serve as an “add-on” requirement to the similar 3% minimum supplementary leverage ratio proposed by the Basel Committee and reflected in the Federal Reserve’s July 2013 Basel III final rule described in note (2) above. The estimated pro forma Basel III supplementary leverage ratios presented in this presentation for State Street and State Street Bank are preliminary estimates, calculated in conformity with the July 2013 NPR. Each of these calculations is based on State Street's present interpretations, expectations and understanding of the July 2013 NPR as of February 27, 2014. The proposed supplementary leverage ratio is calculated as the simple arithmetic mean of the ratios of tier 1 capital to total leverage exposure, each calculated in conformity with the July 2013 Basel III final rule, as of the last day of each month in the reporting quarter. Total leverage exposure is defined as the sum of on-balance sheet assets, net of amounts deducted from Basel III tier 1 capital, as defined, plus certain off-balance sheet exposures, including, for example, the potential future exposure of derivative contracts and unfunded lending and other commitments. This calculation differs from the tier 1 leverage ratio calculated in conformity with currently applicable regulatory requirements, referred to as Basel I, which ratio is calculated as the ratio of tier 1 capital as of the end of the reporting quarter to adjusted quarterly average on-balance sheet assets, as defined. The Basel I ratio does not include off-balance sheet exposures. FINANCIAL OVERVIEW

51 The foregoing presentation includes financial information presented on a GAAP basis as well as on a non-GAAP, or “operating basis,” in addition to other measures not presented in conformity with GAAP and used in the calculation of identified capital ratios. Management measures and compares certain financial information on an operating basis, as it believes that this presentation supports meaningful comparisons from period to period and the analysis of comparable financial trends with respect to State Street’s normal ongoing business operations. Management believes that operating-basis financial information, which reports revenue from non-taxable sources, such as interest revenue from tax-exempt investment securities and processing fees and other revenue associated with tax-advantaged investments, on a fully taxable-equivalent basis and excludes the impact of revenue and expenses outside of the normal course of business, facilitates an investor’s understanding and analysis of State Street’s underlying financial performance and trends in addition to financial information prepared and reported in conformity with GAAP. Management also believes that the use of other non-GAAP financial measures in the calculation of identified capital ratios is useful to understanding State Street’s capital position and is of interest to investors. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP. APPENDIX: RECONCILIATION OF NON-GAAP MEASURES

STATE STREET CORPORATION

RECONCILIATIONS OF OPERATING-BASIS (NON-GAAP) FINANCIAL INFORMATION

In addition to presenting State Street's financial results in conformity with U.S. generally accepted accounting principles, referred to as GAAP, management also presents results on a non-GAAP, or "operating" basis, as it believes that this presentation supports meaningful comparisons from period to period and the analysis of comparable financial trends with respect to State Street's normal ongoing business operations.

Management believes that operating-basis financial information, which reports revenue from non-taxable sources, such as interest revenue from tax-exempt investment securities and processing fees and other revenue associated with tax-advantaged investments, on a fully taxable-equivalent basis and excludes the impact of revenue and expenses outside of State Street's normal course of business, facilitates an investor's understanding and analysis of State Street's underlying financial performance and trends in addition to financial information prepared and reported in conformity with GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP.

The foregoing presentation presents financial information prepared on a GAAP as well as on an operating basis. The following tables reconcile operating-basis financial information presented in the presentation to financial information prepared and reported in conformity with GAAP.

(Dollars in millions, except per share amounts)	Years Ended December 31, 2013	December 31, 2012	December 31, 2011	December 31, 2010	% Change 2013 vs. 2012
Total Revenue:					
Total revenue, GAAP basis	$ 9,884	$ 9,649	$ 9,594	$ 8,953	2.4 %
Tax-equivalent adjustment associated with tax-exempt investment securities	142	124	128	129	
Tax-equivalent adjustment associated with tax-advantaged investments	158	126	62	44	
Loss on sale of Greek investment securities	-	46	-	-	
Loss from repositioning of investment portfolio	-	-	-	344	
Discount accretion related to former conduit securities	(137)	(215)	(220)	(712)	
Total revenue, operating basis[1]	$ 10,047	$ 9,730	$ 9,564	$ 8,758	3.26
Fee Revenue:					
Total fee revenue, GAAP basis	$ 7,590	$ 7,088	$ 7,194	$ 6,540	7.1
Tax-equivalent adjustment associated with tax-advantaged investments	158	126	62	44	
Total fee revenue, operating basis	$ 7,748	$ 7,214	$ 7,256	$ 6,584	7.4
Net Interest Revenue:					
Net interest revenue, GAAP basis	$ 2,303	$ 2,538	$ 2,333	$ 2,699	(9.3)
Tax-equivalent adjustment associated with tax-exempt investment securities	142	124	128	129	
Discount accretion related to former conduit securities	(137)	(215)	(220)	(712)	
Net interest revenue, operating basis	$ 2,308	$ 2,447	$ 2,241	$ 2,116	(5.7)
Previously impaired municipal security	(19)	-	-	-	
Adjusted net interest revenue	$ 2,289	$ 2,447	$ 2,241	$ 2,116	(6.5)
Net Interest Margin:					
Net interest margin, fully taxable-equivalent basis[2]	1.37 %	1.59 %	1.67 %	2.24 %	(22) bps
Effect of discount accretion	(0.07)	(0.13)	(0.15)	(0.56)	
Net interest margin, operating basis	1.30 %	1.46 %	1.52 %	1.68 %	(16)
Previously impaired municipal security	(0.01)	-	-	-	
Adjusted net interest margin	1.29 %	1.46 %	1.52 %	1.68 %	(17)
Expenses:					
Total expenses, GAAP basis	$ 7,192	$ 6,886	$ 7,058	$ 6,842	4.4 %
Severance costs associated with reorganization of certain non-U.S. operations	(11)	-	-	-	
Benefit related to claims associated with Lehman bankruptcy	-	362	-	-	
Provisions for litigation exposure and other costs	(65)	(93)	-	-	
Special one-time additional charitable contribution	-	(25)	-	-	
Acquisition costs	(76)	(66)	(71)	(96)	
Restructuring charges, net	(28)	(199)	(253)	(156)	
Securities lending charge	-	-	-	(414)	
Indemnification benefit for the assumption of an income tax liability related to a 2010 acquistion	-	40	55	-	
Total expenses, operating basis[1]	$ 7,012	$ 6,905	$ 6,789	$ 6,176	1.55

[1] For the year ended December 31, 2013 and December 31, 2012, positive operating leverage in the year-over-year comparison was approximately 171 basis points, based on an increase in total operating-basis revenue of 3.26% and an increase in total operating-basis expenses of 1.55%.

[2] For the years ended December 31, 2013, 2012, 2011 and 2010, fully taxable-equivalent net interest margin represented fully taxable-equivalent net interest revenue of $2,445 million, $2,662 million, $2,461 million and $2,828 million, respectively (GAAP-basis net interest revenue of $2,303 million, $2,538 million, $2,333 million and $2,699 million plus tax-equivalent adjustments of $142 million, $124 million, $128 million and $129 million, respectively), as a percentage of average total interest-earning assets for the periods presented.

STATE STREET

52

STATE STREET CORPORATION

RECONCILIATIONS OF OPERATING-BASIS (NON-GAAP) FINANCIAL INFORMATION

In addition to presenting State Street's financial results in conformity with U.S. generally accepted accounting principles, referred to as GAAP, management also presents results on a non-GAAP, or "operating" basis, as it believes that this presentation supports meaningful comparisons from period to period and the analysis of comparable financial trends with respect to State Street's normal ongoing business operations.

Management believes that operating-basis financial information, which reports revenue from non-taxable sources, such as interest revenue from tax-exempt investment securities and processing fees and other revenue associated with tax-advantaged investments, on a fully taxable-equivalent basis and excludes the impact of revenue and expenses outside of State Street's normal course of business, facilitates an investor's understanding and analysis of State Street's underlying financial performance and trends in addition to financial information prepared and reported in conformity with GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP.

The foregoing presentation presents financial information prepared on a GAAP as well as on an operating basis. The following tables reconcile operating-basis financial information presented in the presentation to financial information prepared and reported in conformity with GAAP.

(Dollars in millions, except per share amounts)	Years Ended December 31, 2013	December 31, 2012	December 31, 2011	December 31, 2010	% Change 2013 vs. 2012
Income Before Income Tax Expense:					
Income before income tax expense, GAAP basis	$ 2,686	$ 2,766	$ 2,536	$ 2,086	
Net pre-tax effect of non-operating adjustments to revenue and expenses	343	62	239	471	
Income before income tax expense, operating basis	$ 3,029	$ 2,828	$ 2,775	$ 2,557	
Pre-tax operating margin[(1)]:					
Pre-tax operating margin, GAAP basis	27.2 %	28.7 %	26.4 %	23.3 %	
Net effect of non-operating adjustments	2.9	0.4	2.6	5.9	
Pre-tax operating margin, operating basis	30.1 %	29.1 %	29.0 %	29.2 %	
Diluted Earnings per Common Share:					
Diluted earnings per common share, GAAP basis	$ 4.62	$ 4.20	$ 3.79	$ 3.09	10.0 %
Loss on sale of Greek investment securities	-	.06	-	-	
Severance costs associated with reorganization of certain non-U.S. operations	.02	-	-	-	
Provisions for litigation exposure and other costs	.09	.12	-	-	
Special one-time additional charitable donation	-	.04	-	-	
Acquisition costs	.11	.09	.10	.14	
Restructuring charges, net	.04	.27	.32	.21	
Benefit related to claims associated with Lehman bankruptcy	-	(.46)	-	-	
Discount accretion related to former conduit securities	(.18)	(.27)	(.27)	(.86)	
Out-of-period income tax benefit to adjust deferred taxes	(.16)	-	-	-	
Loss from repositioning of investment portfolio	-	-	-	.67	
Securities lending charge	-	-	-	.51	
Discrete tax benefit related to former conduit securities	-	-	(.21)	(.36)	
Net tax effect of audit settlements associated with 2010 acquisition	-	(.10)	-	-	
Diluted earnings per common share, operating basis	$ 4.54	$ 3.95	$ 3.73	$ 3.40	14.9
Return on Average Common Equity:					
Return on average common equity, GAAP basis	10.5 %	10.3 %	10.0 %	9.5 %	20 bps
Loss on sale of Greek investment securities	-	.1	-	-	
Provisions for litigation exposure and other costs	.2	.3	-	-	
Special one-time additional charitable donation	-	.1	-	-	
Acquisition costs	.3	.2	.3	.4	
Restructuring charges, net	.1	.7	.8	.6	
Benefit related to claims associated with Lehman bankruptcy	-	(1.1)	-	-	
Discount accretion related to former conduit securities	(.4)	(.7)	(.7)	(2.6)	
Out-of-period income tax benefit to adjust deferred taxes	(.4)	-	-	-	
Loss from repositioning of investment portfolio	-	-	-	2.1	
Securities lending charge	-	-	-	1.5	
Discrete tax benefit related to former conduit securities	-	-	(.5)	(1.1)	
Net tax effect of audit settlements associated with 2010 acquisition	-	(.2)	-	-	
Return on average common equity, operating basis	10.3 %	9.7 %	9.9 %	10.4 %	60

[(1)] Pre-tax operating margin for the years ended December 31, 2013, 2012, 2011 and 2010 was calculated by dividing income before income tax expense by total revenue.

STATE STREET

53

54 2013 vs. (Dollars in millions, except per share amounts) 2012 Total Revenue: Total revenue, GAAP basis $ 1,297 $ 1,214 Adjustment to GAAP-basis revenue - none - - Total revenue, operating basis (1) $ 1,297 $ 1,214 6.84 % Expenses: Total expenses, GAAP basis $ 836 $ 864 Credits related to gains and recoveries associated with Lehman Brothers- related assets 85 14 Total expenses, operating basis (1) $ 921 $ 878 4.90 Income Before Income Tax Expense: Income before income tax expense, GAAP basis $ 461 $ 350 Net pre-tax effect of non-operating adjustments (85) (14) Income before income tax expense, operating basis $ 376 $ 336 Pre-tax operating margin (2) : Pre-tax operating margin, GAAP basis 35.5% 28.8 % Net effect of non-operating adjustments (6.5) (1.1) Pre-tax operating margin, operating basis 29.0% 27.7% 131 bps Management believes that operating-basis financial information, which reports revenue from non-taxable sources, such as interest revenue from tax-exempt investment securities and processing fees and other revenue associated with tax-advantaged investments, on a fully taxable-equivalent basis and excludes the impact of revenue and expenses outside of State Street's normal course of business, facilitates an investor's understanding and analysis of State Street's underlying financial performance and trends in addition to financial information prepared and reported in conformity with GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP. STATE STREET CORPORATION INVESTMENT MANAGEMENT RECONCILIATIONS OF OPERATING-BASIS (NON-GAAP) FINANCIAL INFORMATION In addition to presenting State Street’s financial results in conformity with U.S. generally accepted accounting principles, referred to as GAAP, management also presents results on a non-GAAP, or "operating" basis, as it believes that this presentation supports meaningful comparisons from period to period and the analysis of comparable financial trends with respect to State Street’s normal ongoing business operations. The foregoing presentation presents financial information prepared on a GAAP as well as on an operating basis. The following tables reconcile operating-basis financial information presented in the presentation to financial information prepared and reported in conformity with GAAP. Years Ended % Change (1) For the year ended December 31, 2013 and December 31, 2012, positive operating leverage in the year-over-year comparison was approximately 194 basis points, based on an increase in total operating-basis revenue of 6.84% and an increase in total operating-basis expenses of 4.90%. (2) Pre-tax operating margin for the years ended December 31, 2013 and 2012 was calculated by dividing income before income tax expense by total revenue. December 31, December 31, 2013 2012

55 (Dollars in millions, except per share amounts) Net Interest Revenue: Net interest revenue, GAAP basis $ 585 Tax-equivalent adjustment associated with tax-exempt investment securities 42 Discount accretion related to former conduit securities (31) Net interest revenue, operating basis $ 596 Previously impaired municipal security (19) Adjusted net interest revenue $ 577 Net Interest Margin: Net interest margin, fully taxable-equivalent basis (1) 1.36 % Effect of discount accretion (0.06) Net interest margin, operating basis 1.30 % Previously impaired municipal security (0.05) Adjusted net interest margin 1.25 % Management believes that operating-basis financial information, which reports revenue from non- taxable sources, such as interest revenue from tax-exempt investment securities and processing fees and other revenue associated with tax-advantaged investments, on a fully taxable-equivalent basis and excludes the impact of revenue and expenses outside of State Street's normal course of business, facilitates an investor's understanding and analysis of State Street's underlying financial performance and trends in addition to financial information prepared and reported in conformity with GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP. STATE STREET CORPORATION RECONCILIATIONS OF OPERATING-BASIS (NON-GAAP) FINANCIAL INFORMATION In addition to presenting State Street’s financial results in conformity with U.S. generally accepted accounting principles, referred to as GAAP, management also presents results on a non-GAAP, or "operating" basis, as it believes that this presentation supports meaningful comparisons from period to period and the analysis of comparable financial trends with respect to State Street’s normal ongoing business operations. (1) For the quarter ended December 31, 2013, fully taxable-equivalent net interest margin represented fully taxable- equivalent net interest revenue of $627 million (GAAP-basis net interest revenue of $585 million plus tax-equivalent adjustments of $42 million), on an annualized basis, as a percentage of average total interest-earning assets for the quarter. December 31, 2013 The foregoing presentation presents financial information prepared on a GAAP as well as on an operating basis. The following tables reconcile operating-basis financial information presented in the presentation to financial information prepared and reported in conformity with GAAP. Quarter Ended

STATE STREET CORPORATION
RECONCILIATIONS OF TIER 1 COMMON RATIOS

In June 2012, U.S. banking regulators issued three Notices of Proposed Rulemaking, or NPRs. These NPRs proposed to revise the current U.S. regulatory capital framework and incorporate previous changes made by the Basel Committee on Banking Supervision to the Basel capital framework, and also proposed to implement relevant provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act and restructure the U.S. capital rules into a harmonized, codified regulatory capital framework. On July 2, 2013, the Federal Reserve issued a rule intended to implement the Basel III framework in the U.S. The final rule consolidates, with revisions, the three NPRs originally issued by the Federal Reserve in June 2012. Provisions of the final rule become effective under a transition timetable which began on January 1, 2014. Under the final rule, State Street will be subject to the lower of its tier 1 common ratio calculated under the Basel III standardized approach, referred to as the standardized approach, and under the Basel III advanced approach, referred to as the advanced approach, in the assessment of its capital adequacy for regulatory purposes. These calculations differ from those done in conformity with the June 2012 NPRs. The following tables reconcile State Street's estimated tier 1 common ratios calculated in conformity with the July 2013 final rule, as State Street currently understands the impact of those requirements(1), to State Street's tier 1 common ratio calculated using currently applicable regulatory requirements under the Basel I rules.

As of December 31, 2013 (Dollars in millions)	Currently Applicable Regulatory Requirements[(2)]		Basel III Final Rule Standardized Approach (Estimated)[(3)]	Basel III Final Rule Advanced Approach (Estimated)[(3)]
Tier 1 risk-based capital	$ 13,895		$ 13,216	$ 13,216
Less:				
Trust preferred securities	950		475	475
Preferred stock	491		491	491
Plus:				
Other	-		87	87
Tier 1 common capital	12,454	A	12,337	12,337
Total risk-weighted assets	80,126	B	121,562	104,919
Tier 1 common ratio	15.5%	A/B	10.1%	11.8%

(1) Estimated Basel III tier 1 common ratios are preliminary, reflect tier 1 common equity calculated under the July 2013 final rule as applicable on its January 1, 2014 effective date, and are based on State Street's present interpretations, expectations and understanding of the final rule as of the respective date of each estimate's first public announcement. Refer to the "Capital" section of the news release with which this addendum is included for important information about the July 2013 final rule, State Street's calculations of its tier 1 common ratios thereunder and factors that could influence State Street's calculations of its tier 1 common ratios. Unless otherwise specified, all capital ratios refer to State Street Corporation and not State Street Bank and Trust Company.

(2) The tier 1 common ratio was calculated by dividing (a) tier 1 risk-based capital, calculated in conformity with currently applicable regulatory requirements, less non-common elements including qualifying perpetual preferred stock, qualifying minority interest in subsidiaries and qualifying trust preferred securities (tier 1 common capital) by (b) total risk-weighted assets, calculated in conformity with currently applicable regulatory requirements.

(3) As of December 31, 2013, for purposes of the calculations done in conformity with the July 2013 final rule, capital and total risk-weighted assets under both the standardized approach and the advanced approach were calculated using State Street's estimates, based on the provisions of the final rule expected to affect capital in 2014. The tier 1 common ratio was calculated by dividing (a) tier 1 common capital (as described in footnote (2)), but with tier 1 risk-based capital calculated in conformity with the final rule, by (b) total risk-weighted assets, calculated in conformity with the final rule.

- Under both the standardized and advanced approaches, tier 1 risk-based capital decreased by $679 million, as a result of applying the estimated effect of the final rule to tier 1 risk-based capital of $13.895 billion as of December 31, 2013.
- Under both the standardized and advanced approaches, tier 1 common capital used in the calculation of the tier 1 common ratio was $12.337 billion, reflecting the adjustments to tier 1 risk-based capital described in the first bullet above. Tier 1 common capital used in the calculation was therefore calculated as adjusted tier 1 risk-based capital of $13.216 billion less non-common elements of capital, composed of trust preferred securities of $475 million, preferred stock of $491 million, and other adjustments of $87 million as of December 31, 2013, resulting in tier 1 common capital of $12.337 billion. As of December 31, 2013, there was no qualifying minority interest in subsidiaries.
- Under the standardized approach, total risk-weighted assets used in the calculation of the tier 1 common ratio increased by $41.436 billion as a result of applying the provisions of the final rule to total risk-weighted assets of $80.126 billion as of December 31, 2013. Under the advanced approach, total risk-weighted assets used in the calculation of the tier 1 common ratio increased by $24.793 billion as a result of applying the provisions of the final rule to total risk-weighted assets of $80.126 billion as of December 31, 2013.

STATE STREET.

56